Exhibit 99.1

Press Release

SYSTEMONE TECHNOLOGIES INC. FILES NOTICE OF DEREGISTRATION OF ITS SECURITIES

     Miami, FL, February 14, 2005 – SystemOne Technologies Inc. (OTCBB: STEK), today announced it filed a Form 15 with the United States Securities and Exchange Commission, voluntarily deregistering its securities and suspending its duty to file reports under Section 13 and 15(d) of the Securities Exchange Act of 1934, as amended. Any publicly-traded company with fewer than 300 holders of record of its common stock is eligible to take this action. SystemOne expects the deregistration to become effective within 90 days of the filing of the Form 15. As a result of the Form 15 filing, SystemOne’s obligations to file certain reports and forms with the SEC, including Forms 10-KSB, 10-QSB and 8-K, will be suspended as of the date of the actual filing of the Form 15 and will cease as of the date the filing becomes effective.

     As a result of deregistering with the SEC, SystemOne’s common stock will no longer be eligible for trading on the Over-the-Counter Bulletin Board. SystemOne’s securities may be traded over the counter on the Pink Sheets, but SystemOne can make no assurance that any broker will make a market in SystemOne’s common stock. The “Pink Sheets” is a centralized quotation service that collects and publishes market maker quotes in real time, primarily through its web site, http://www.pinksheets.com/. Additionally, SystemOne intends to continue to provide annual financial statements to its shareholders in accordance with Florida law and presently intends to report its quarterly and annual financial results on the Pink Sheets web site under SystemOne’s ticker symbol.

     Commenting on the announcement, Paul I. Mansur, Chief Executive Officer of SystemOne, said, “It is becoming increasingly expensive to be a public company. We have made a careful consideration of the advantages and disadvantages of continuing registration and the high costs and demands on management time arising from compliance with SEC, the Sarbanes-Oxley Act and NASD requirements. We believe that this is an unnecessary burden for a small company like ours. Deregistering will significantly benefit SystemOne by reducing expenses and avoiding even higher future expenses. We believe that our long term success can be better influenced by spending our cash and time on those items that more directly drive our business.”

     Founded in 1990, SystemOne designs, manufactures, sells and supports a full range of self contained recycling industrial parts washing products for use in the automotive, aviation, marine and general industrial markets. The Company has been awarded eleven patents for its products, which incorporate environmentally friendly, proprietary resource recovery and waste minimization technologies. The Company is headquartered in Miami, Florida.

     This press release contains forward-looking statements regarding future events and the future performance of SystemOne that involves risks and uncertainties that could cause actual events to differ. Such uncertainties include the ability to enter into satisfactory arrangements with distributors and other resellers of SystemOne’s parts washers; the ability of SystemOne and any such distributors to penetrate the market for parts washers and to offer the SystemOne parts washers on commercial terms and prices that will be attractive to customers; and the sufficiency of SystemOne’s financial resources to fund the Company’s operations pending the development of sources of revenue that will be sufficient to sustain SystemOne’s operations. Any failure to obtain new distributors in a timely manner could have a material adverse effect on SystemOne’s results of operations, cash flows and financial condition. We refer you to the documents that SystemOne Technologies files from time to time with the Securities and Exchange Commission which contain important factors that could cause its results to differ from its current expectations.

     For further information contact SystemOne CEO Paul I. Mansur at (305) 593-8015. Detailed information about SystemOne can be found on the company’s website (www.systemonetechnologies.com) or by viewing the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission.